As filed with the Securities and Exchange Commission on May 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUICKLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware		77-0188504
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
2220 Lundy Avenue, San Jose, CA 95131-1816
(Address of Principal Executive Offices, including zip code)

QUICKLOGIC CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN

QUICKLOGIC CORPORATION 2019 STOCK PLAN

(Full title of the plan)

Brian Faith, Chief Executive Officer

QuickLogic Corporation

2220 Lundy Avenue, San Jose, California 95131

(Name and address of agent for service)

(408) 990-4010

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

QuickLogic Corporation, a Delaware corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (“SEC”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of 1,300,000 shares of its common stock, par value $0.001 per share (“Common Stock”) consisting of (i) 1,100,000 shares of Common Stock that are reserved for issuance in respect of the QuickLogic Corporation 2019 Stock Plan (as amended or restated from time to time, the “2019 Stock Plan”) and (ii) 200,000 shares of Common Stock that are reserved for issuance in respect of the QuickLogic Corporation 2009 Employee Stock Purchase Plan (as amended or restated from time to time, the “2009 ESPP”). The Registrant’s stockholders approved increasing the reservation of aforementioned additional shares under the 2019 Stock Plan and 2009 ESPP at Registrant’s Annual Meeting of Stockholders on May 8, 2025.

In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement, the contents of the prior registration statements on Form S-8 relating to the 2019 Stock Plan and the 2009 ESPP, filed with the SEC on May 19, 2022 (File No. 333-265079), May 19, 2021 (File No. 333-256300),  April 28, 2020 (File No. 333-237879), May 29, 2019 (File No. 333-231806), November 16, 2015 (File No. 333-208060), May 27, 2009 (File No. 333-159498), March 23, 2005 (File No. 333-123515), December 27, 2001 (File No. 333-76022), April 17, 2000 (File No. 333-34902), April 17, 2000 (File No. 333-34900) and April 17, 2000 (File No. 333-34898).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. Such information is not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such information has been or will be delivered to participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the SEC pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed by the Registrant with the SEC on March 26, 2025, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 from its definitive proxy statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed with the SEC on March 27, 2025;
(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2025, filed by the Registrant with the SEC on May 14, 2025;
(d)	Current Reports on Form 8-K, filed with the Commission on March 20, 2025, March 10, 2025, February 26, 2025 and January 7, 2025 (to the extent such reports are filed, not furnished);
(e)	the description of the registrant’s common stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed by the Registrant with the SEC on March 26, 2025, together with any amendment or report filed with the SEC for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement, including any information furnished pursuant to Item 2.02 or Item 7.01 (or related exhibits) of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable

Item 6. Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The Registrant’s Fourth Amended and Restated Certificate of Incorporation, includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the Registrant’s restated certificate of incorporation and its amended and restated bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee, or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

	Exhibit No.	Description
	4.1	Fourth Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 28, 2017).
	4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on December 24, 2019).
	4.3	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 2, 2005).
	4.4	Specimen Common Stock Certificate of the Company (incorporated by reference to Amendment No. 6 to the Registrant’s Form S-1 as filed with the SEC on October 12, 1999).
	4.5	QuickLogic Corporation 2019 Stock Plan, as amended May 8, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2025).
	4.6	QuickLogic Corporation 2009 Employee Stock Purchase Plan, as amended May 8, 2025 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2025).
*	5.1	Opinion of The NBD Group, Inc.
*	23.1	Consent of Independent Registered Public Accounting Firm – Frank, Rimerman + Co. LLP
	23.2	Consent of The NBD Group, Inc. (included in Exhibit 5.1 above).
*	24.1	Power of Attorney (set forth on the signature page to this Registration Statement).
*	107.1	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, QuickLogic Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, May 15, 2025.

QUICKLOGIC CORPORATION

By:	/s/ Brian C. Faith
Brian C. Faith
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian C. Faith and Elias Nader and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to any and all amendments to the registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN C. FAITH	President and Chief Executive Officer; Director	May 15, 2025
Brian C. Faith	(Principal Executive Officer)

/s/ ELIAS NADER	Chief Financial Officer and Senior Vice-President, Finance	May 15, 2025
Elias Nader	(Principal Financial Officer)

/s/ MICHAEL R. FARESE	Chairman of the Board	May 15, 2025
Michael R. Farese

/s/ JOYCE KIM	Director	May 15, 2025
Joyce Kim

/s/ ANDREW J. PEASE	Director	May 15, 2025
Andrew J. Pease

/s/ CHRISTINE RUSSELL	Director	May 15, 2025
Christine Russell

/s/ GARY H. TAUSS	Director	May 15, 2025
Gary H. Tauss